EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Hearst-Argyle Television, Inc. of our report dated November 13, 1998, relating to the financial statements of Kelly Broadcasting Co., which appear in Hearst-Argyle's Current Report on Form 8-K dated January 20, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP

Sacramento, California
April 5, 1999


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